Exhibit 5

[LETTERHEAD OF DECHERT LLP]

July 1, 2004

Delco Remy International, Inc.

2902 Enterprise Drive

Anderson, Indiana 46013

Re:	Form S-4 Registration Statement
Registration No. 333-116858

Gentlemen and Ladies:

We have acted as special counsel to Delco Remy International, Inc., a Delaware corporation (the “Company”), Delco Remy America, Inc., a Delaware corporation (“DRA”), NABCO, Inc., a Michigan corporation (“Nabco”), Reman Holdings, L.L.C., a Delaware limited liability company (“Reman”), Power Investments, Inc., an Indiana corporation (“Power Investments”), Franklin Power Products, Inc., an Indiana corporation (“Franklin Power”), International Fuel Systems, Inc., an Indiana corporation (“International Fuel”), Power Investments Marine, Inc., a New Jersey corporation (“Marine”), Marine Corporation of America, an Indiana corporation (“Marine Corporation”), Powrbilt Products, Inc., a Texas corporation (“Powrbilt”), World Wide Automotive, L.L.C., a Virginia limited liability company (“World Wide”), Remy International, Inc., a Delaware corporation (“Remy International”), Ballantrae Corporation, a Delaware corporation (“Ballantrae”), Williams Technologies, Inc., a South Carolina corporation (“Williams”), M&M Knopf Auto Parts, L.L.C., a Delaware limited liability company (“Knopf”), JAX Reman, L.L.C., a Delaware limited liability company (“JAX”), Remy Powertrain, L.P., a Delaware limited partnership (“Remy Powertrain”) and Remy Reman L.L.C., a Delaware limited liability company (“Remy Reman”) (each of DRA, Nabco, Reman, Power Investments, Franklin Power, International Fuel, Marine, Marine Corporation, Powrbilt, World Wide, Remy International, Ballantrae, Williams, Knopf, JAX, Remy Powertrain and Remy Reman, a “Guarantor” and collectively the “Guarantors”) in connection with the preparation and filing by the Company and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-116858) (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $125,000,000 of the Company’s Second-Priority Senior Secured Floating Rate Notes Due 2009 and $150,000,000 of its 9 3/8% Senior Subordinated Notes Due 2012 (together, the “Exchange Notes”) and the Guarantors’ guarantees thereof (together, the “Exchange Guarantees”) under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company’s outstanding Second-Priority Senior Secured Floating Rate Notes Due 2009 and its 9 3/8% Senior Subordinated Notes Due 2012 (together, the “Existing Notes”) and the Guarantors’ guarantees thereof pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”), dated April 23, 2004, among the Company, the Guarantors, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, which is incorporated by reference as Exhibit 4.6 to the Registration Statement. The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of those certain Indentures (the “Indentures”), each dated April 23, 2004 by and among the Company, the Guarantors and Deutsche Bank National Trust Company, as trustee (the “Trustee”), which are incorporated by reference as Exhibits 4.4 and 4.5 to the Registration Statement. The Indentures are to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

We have assumed that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute legal, valid and binding agreements of the Trustee.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.    The Exchange Notes have been duly authorized by the Company and, when (a) the Registration Statement has been declared effective, (b) the Indentures have been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2.    The Exchange Guarantees have been duly authorized by each respective Guarantor, and when (a) the Registration Statement has been declared effective, (b) the Indentures have been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company, (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement and (e) the Exchange Guarantees have been duly executed by the Guarantors, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States and the State of New York, and we express no opinion concerning the laws of any other jurisdiction. For the purposes of our opinion with respect to the due authorization of any of the Exchange Guarantees by any of the Guarantors formed in a state other than Delaware, we have assumed that the corporate, limited liability company or limited partnership law of the jurisdiction of incorporation or organization of such entities is identical to that of Delaware.

The opinion expressed herein is rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Dechert LLP